Exhibit 10.1

AMENDMENT NO. 1

Dated as of September 29, 2005

to

WAREHOUSE LOAN PURCHASE AGREEMENT

Dated as of March 23, 2005

This AMENDMENT NO. 1 (this “Amendment”) dated as of September 29, 2005 is entered into among MWL FUNDING, INC., a Delaware corporation (the “Seller”), CAFCO, LLC, a Delaware limited liability company, CHARTA, LLC, a Delaware limited liability company, and CRC FUNDING, LLC, a Delaware limited liability company, as “Conduit Purchasers”, CITIBANK, N.A., as a “Committed Purchaser”, CITICORP NORTH AMERICA, INC., a Delaware corporation (“CNAI”), as program agent (the “Program Agent”) for the Conduit Purchasers and the Committed Purchaser and as a Group Agent, and COLONIAL BANK, N.A., a national banking association (“Colonial Bank”), as “Originator”, as “Servicer” and as “Facility Custodian.”

WHEREAS, the Seller, the Conduit Purchasers, the Committed Purchasers, the Program Agent, the Servicer and the Facility Custodian have entered into a Warehouse Loan Purchase Agreement dated as of March 23, 2005 (the “Purchase Agreement”, the terms defined in the Purchase Agreement being used herein as defined in the Purchase Agreement unless otherwise defined herein); and

WHEREAS, the parties hereto have agreed to amend the Purchase Agreement on the terms and conditions hereafter set forth.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Amendments to the Purchase Agreement. Effective upon the “Effective Date” as defined in Section 2 below, the Purchase Agreement is hereby amended as follows:

(a) Section 1.01 of the Purchase Agreement is amended to delete in their entirety the defined terms “CNB Customer Concentration Excess Amount” and “CNB Customer Concentration Limit”.

(b) Section 1.01 of the Purchase Agreement is amended to insert each of the following defined terms in proper alphabetical order therein:

“COLB Concentration Excess Amount” means, at any time, the aggregate, for all interests in COLB Mortgage Loans, of the amount by which (i) the Outstanding Balance of all Pool Assets constituting interests in COLB Mortgage Loans purchased from any CNB Customer exceeds (ii) the COLB Concentration Limit for such CNB Customer. For the purpose of calculating the Net Conforming Pool Balance and the Net Non-Conforming Pool Balance, the COLB Concentration Excess Amount shall be allocated first, to Pool Assets which are included in clause (i) of the preceding sentence and relate to Non-Conforming Mortgage Loans, and second, to Pool Assets which are included in clause (i) of the preceding sentence and relate to Conforming Mortgage Loans.

“COLB Concentration Limit” has the meaning set forth on Annex I.

“Direct CNB Customer Concentration Excess Amount” means, at any time, the aggregate, for all Designated CNB Customers, of the amount by which (i) the Outstanding Balance of Advances made to a Designated CNB Customer exceeds (ii) the Direct CNB Customer Concentration Limit for such Designated CNB Customer. For the purpose of calculating the Net Conforming Pool Balance and the Net Non-Conforming Pool Balance, the Direct CNB Customer Concentration Excess Amount shall be allocated first, to Advances which are included in clause (i) of the preceding sentence and relate to Non-Conforming Mortgage Loans, and second, to Advances which are included in clause (i) of the preceding sentence and relate to Conforming Mortgage Loans.

“Direct CNB Customer Concentration Limit” has the meaning set forth on Annex I.

(c) Section 1.01 of the Purchase Agreement is amended to delete clause (ii) of the definition of “Eligible AOT Mortgage Pool” in its entirety, and to substitute therefor:

“ (ii) comprised solely of AOT Mortgage Loans (A) which are Eligible Mortgage Loans and (B) none of which are Wet Funding Loans;”

(d) Section 1.01 of the Purchase Agreement is amended to delete the figure “$1,000,000,000” in the definition of “Facility Amount” therein and to substitute therefor “$1,500,000,000”.

(e) Section 1.01 of the Purchase Agreement is amended to delete the definition of “Net Conforming Pool Balance” therein, and to substitute therefor the following:

“ “Net Conforming Pool Balance” means at any time an amount equal to the aggregate Outstanding Balance of all Eligible Assets related to Conforming Loans which are Pool Assets at such time (including, without limitation, all Agency AOT Mortgage Pools and all AOT Securities related thereto) minus, without duplication, the sum of (i) the principal amount of all Assets related to Conforming Loans included in the Bailee Concentration Excess Amount at such time, (ii) the principal amount of all Assets related to Conforming Loans included in the Direct CNB Customer Concentration Excess Amount at such time, (iii) the principal amount of all Assets related to Conforming Loans included in the AOT Concentration Excess Amount at such time, (iv) the principal amount of all Assets relating to Conforming Loans included in the COLB Concentration Excess Amount at such time, and (v) the principal amount of all Assets related to Conforming Loans included in the Wet Funding Concentration Excess Amount at such time; provided, however, that for purposes of the foregoing calculation, the aggregate Outstanding Balance of all Eligible Assets related to Conforming Loans which are Pool Assets made pursuant to Indirect Syndicated Loan Agreements at any time shall be deemed to be the aggregate amount, for each such Indirect Syndicated Loan Agreement of the positive result, if any, of:

OB – [CO x MIML] – [CO x MNCML]

where:

OB	=	the aggregate outstanding balance of all Advances due to the Originator under such Indirect Syndicated Loan Agreement at such time;

CO	=	the aggregate amount of the commitment of the Originator to make Advances to the related CNB Customer pursuant to such Indirect Syndicated Loan Agreement at such time;

MIML	=	the maximum percentage of Mortgage Loans which would not satisfy each of the criteria of an Eligible Mortgage Loan hereunder which is permitted to be financed pursuant to the terms of such Indirect Syndicated Loan Agreement at such time; and

MNCML	=	the maximum percentage of Eligible Mortgage Loans which would constitute Non-Conforming Mortgage Loans hereunder which is permitted to be financed pursuant to the terms of such Indirect Syndicated Loan Agreement at such time.”

(f) Section 1.01 of the Purchase Agreement is amended to delete the definition of “Net Non-Conforming Pool Balance” therein, and to substitute therefor the following:

“ “Net Non-Conforming Pool Balance” means at any time an amount equal to the aggregate Outstanding Balance of all Eligible Assets related to Non-Conforming Loans which are Pool Assets at such time (including, without limitation, all Private Issuer AOT Mortgage Pools and all AOT Securities related thereto), minus, without duplication, the sum of (i) the principal amount of all Assets related to Non-Conforming Loans included in the Bailee Concentration Excess Amount at such time, (ii) the principal amount of all Assets related to Non-Conforming Loans included in the Direct CNB Customer Concentration Excess Amount at such time, (iii) the principal amount of all Assets related to Non-Conforming Loans included in the AOT Concentration Excess Amount at such time, (iv) the principal amount of all Assets relating to Conforming Loans included in the COLB Concentration Excess Amount at such time, (v) the principal amount of all Assets related to Non-Conforming Loans included in the Wet Funding Concentration Excess Amount at such time, and (vi) the Non-Conforming Concentration Excess Amount at such time; provided, however, that for purposes of the foregoing calculation, the aggregate Outstanding Balance of all Eligible Assets related to Non-Conforming Loans which are Pool Assets made pursuant to Indirect Syndicated Loan Agreements at any time shall be deemed to be the aggregate amount, for each such Indirect Syndicated Loan Agreement of the positive result, if any, of:

the lesser of:		OB – [CO x MIML]; and

CO x MNCML

where:

OB	=	the aggregate outstanding balance of all Advances due to the Originator under such Indirect Syndicated Loan Agreement at such time;

CO	=	the aggregate amount of the commitment of the Originator to make Advances to the related CNB Customer pursuant to such Indirect Syndicated Loan Agreement at such time;

MIML	=	the maximum percentage of Mortgage Loans which would not satisfy each of the criteria of an Eligible Mortgage Loan hereunder which is permitted to be financed pursuant to the terms of such Indirect Syndicated Loan Agreement at such time; and

MNCML	=	the maximum percentage of Mortgage Loans which would constitute Non-Conforming Mortgage Loans hereunder which is permitted to be financed pursuant to the terms of such Indirect Syndicated Loan Agreement at such time.”

(g) Section 1.01 of the Purchase Agreement is amended to delete the definition of “Non-Conforming Concentration Excess Amount” therein, and to substitute therefor the following:

“ “Non-Conforming Concentration Excess Amount” means, at any time, the amount by which the aggregate Outstanding Balance of all Eligible Assets, the Mortgage Loans with respect to which are Non-Conforming Mortgage Loans, exceeds the Non-Conforming Concentration Limit.”

(h) Section 1.01 of the Purchase Agreement is amended to delete the figure “$1,000,000,000” in clause (a) of the definition of “Purchase Limit” therein and to substitute therefor “$1,500,000,000”.

(i) Section 2.04 of the Purchase Agreement is hereby amended as follows:

(i) Section 2.04(b) of the Purchase Agreement is hereby deleted in its entirety, and the following is substituted therefor:

“(b) Collections. On each day on which Interest Collections or Principal Collections are received (or deemed received) by the Seller or the

Servicer, the Seller or the Servicer, as applicable, shall allocate such Collections in the following manner:

(i) first, out of such Interest Collections, ratably, pay (1) to the Servicer, the amount of any Servicer Fee accrued and unpaid through such day, and (2) to the Facility Custodian, the amount of any Custodian Fee accrued and unpaid through such day;

(ii) second, set aside and hold in trust for the benefit of the Agents and the Purchasers, an amount equal to the product of (x) the aggregate of the Asset Interests, expressed as a percentage, and (y) the amount of such Interest Collections or Principal Collections, as the case may be, on such day, which amount shall be applied in accordance with Section 2.04(c) or (d) below, as applicable; and

(ii) third, pay the balance of such Interest Collections or Principal Collections to the Seller for application in accordance with Section 2.04(j) below.

Prior to the occurrence of a Collection Trigger Event, the Servicer shall not be required to deposit Principal Collections into the Program Agent’s Account and shall be permitted to disburse Principal Collections pursuant to subsections (c) and (d) below in accordance with the terms of this Agreement. From and after the occurrence of a Collection Trigger Event, on each Business Day, prior to 11:00 a.m. (New York City time), the Seller shall, or shall cause the Servicer to, remit all Principal Collections received (or deemed received) on or before the immediately preceding Business Day to the Program Agent’s Account and the Program Agent shall make the allocations set forth in clauses (i), (ii) and (iii) above.”

(ii) Section 2.04(c) of the Purchase Agreement is hereby deleted in its entirety, and the following is substituted therefor:

“(c) Daily Disbursements of Interest Collections. On each Business Day, prior to 12:00 p.m. (New York City time), the Seller shall, or shall cause the Servicer to, disburse all Interest Collections set aside pursuant to Section 2.04(b)(ii) above on such day in the following order:

(i) first, set aside and hold in trust, for the benefit of the Purchasers and the Agents, an amount equal to the aggregate amount of Yield on the Capital of all Asset Interests accrued and unpaid through such day and not previously set aside;

(ii) second, set aside and hold in trust the amount of any Fees (other than Servicer Fees and Custodian Fees) accrued and unpaid through such day;

(iii) third, if any Obligations (other than Capital, Yield, Fees, the Servicer Fee, the Custodian Fee (if any) and the Originator Fee) are then due and payable by the Seller to any Beneficiary, the Servicer, the Facility Custodian or the Originator, pay to each such Person (ratably in accordance with the amounts owing to each), the Obligations so due and payable;

(iv) fourth, if any amounts to be disbursed from Principal Collections in accordance with clauses (i) or (ii) of Section 2.04(d) below remain unsatisfied on such day, disburse all Interest Collections up to the amount of any such deficiency (which shall be deemed Principal Collections) as Principal Collections in accordance with Section 2.04(d) below;

(v) fifth, set aside and hold in trust the amount of any Originator Fees accrued and unpaid through such day; and

(vi) sixth, remit any remaining Interest Collections to the Seller with respect to its interest in the Transferred Assets for application in accordance with Section 2.04(j) below; provided, that if the conditions precedent for such Release set forth in Section 3.02 are not satisfied, the Servicer shall retain such Interest Collections for application on the next Business Day in accordance with this Section 2.04.”

(iii) Section 2.04(d) of the Purchase Agreement is hereby amended to delete the reference to “Section 2.04(b)(i)” in the third line thereof, and to substitute therefor “Section 2.04(b)(ii)”.

(iv) Section 2.04(d) of the Purchase Agreement is hereby amended to delete the reference to “Section 2.04(b)(i)” in clause (i) thereof, and to substitute therefor “Section 2.04(b)(ii)”.

(v) Section 2.04(f) of the Purchase Agreement is hereby deleted in its entirety, and the following is substituted therefor:

“(f) Disbursements of Interest Collections on each Monthly Settlement Date. On each Monthly Settlement Date, the Servicer shall distribute the Interest Collections held by the Servicer pursuant to Section 2.04(c), in the following order of priority:

(i) first, to the Group Agent’s Accounts for distribution to the applicable Conduit Purchasers and the Committed Purchasers that hold Asset Interests in payment in full of all accrued and unpaid Yield thereon;

(ii) second, ratably to the Group Agents, the accrued and unpaid Fees (other than Servicer Fees and Custodian Fees);

(iii) third, to the Group Agent’s Accounts for the ratable payment of any other Obligations then due to the applicable Conduit Purchasers,

the applicable Committed Purchasers and the Agents under the Transaction Documents; and

(iv) fourth, to the Originator, the accrued and unpaid Originator Fee.”

(j) The Purchase Agreement is hereby amended to delete Schedule 2.14 thereto in its entirety, and to substitute therefor the Schedule 2.14 attached hereto as Exhibit 1.

(k) The Purchase Agreement is hereby amended to delete Annex G thereto in its entirety, and to substitute therefor the Annex G attached hereto as Exhibit 2.

(l) The Purchase Agreement is hereby amended to delete Annex I thereto in its entirety, and to substitute therefor the Annex I attached hereto as Exhibit 3.

SECTION 2. Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date hereof (the “Effective Date”) when, and only when, each of the following conditions precedent shall be satisfied:

(a) the Program Agent shall have received five (5) counterparts of this Amendment executed by each of the parties hereto;

(b) the Program Agent shall have received a certificate of the secretary or assistant secretary of each of the Seller, the Originator and the Servicer certifying (i) and attaching true and correct copies of the Charter Documents, together with the certification with respect to any certificate of incorporation or formation by the secretary of state of the jurisdiction of organization of such Person, (ii) the names and true signatures of their respective officers authorized to sign this Amendment, and (iii) and attaching copies of the resolutions (or similar authorization, if not a corporation) of such Person’s board of directors (or similar governing body or Persons, if not a corporation) approving this Amendment and the Purchase Agreement as amended hereby and certified copies of all documents evidencing other necessary corporate or limited liability company, as the case may be, action and governmental approvals, if any, with respect to this Amendment and the Purchase Agreement as amended hereby;

(c) each of the representations and warranties made by the Seller and Colonial Bank in Section 3 below are true and correct;

(d) no event or circumstance shall have occurred which, in the judgment of the Program Agent, could have a material adverse effect on financial markets generally or on the financial conditions or operations of the Seller or Colonial Bank; and

(e) no Event of Termination or Incipient Event of Termination shall have occurred and be continuing.

SECTION 3. Covenants, Representations and Warranties of the Seller and Colonial Bank.

(a) Upon the effectiveness of this Amendment, the Seller and Colonial Bank each hereby (i) represents and warrants that all of its respective representations and warranties set forth in the Purchase Agreement (as amended hereby) and each other Transaction Document to which it is a party are true and correct as if made on the Effective Date, except to the extent that such representations and warranties expressly speak only as of a different date, and (ii) reaffirms all covenants made by it in the Purchase Agreement and each of the other Transaction Documents to which it is a party and agrees that all such covenants shall be deemed to have been re-made as of the Effective Date.

(b) Each of the Seller and Colonial Bank hereby represents and warrants, as to itself, that (i) the execution, delivery and performance of this Amendment are within its company power and have been duly authorized by all necessary action on its part to be taken, (ii) this Amendment has been duly executed and delivered by it, and (iii) this Amendment and the Purchase Agreement as amended hereby each constitutes the legal, valid and binding obligations of it, and are enforceable against it in accordance with their respective terms.

(c) Each of the Seller and Colonial Bank hereby represents and warrants that, both before and immediately after giving effect to this Amendment, no Event of Termination or Incipient Event of Termination shall exist.

SECTION 4. Reference to and Effect on the Purchase Agreement.

(a) Upon the effectiveness of this Amendment, each reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Purchase Agreement as amended hereby, and each reference to the Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended hereby.

(b) The Purchase Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, as amended hereby, and are hereby ratified and confirmed, as so amended.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any of the Investors or the Program Agent under the Purchase Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5. Execution in Counterparts; Headings. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 6. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS OTHER THAN THOSE CONTAINED IN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401) AND DECISIONS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized as of the date first above written.

SELLER:
MWL FUNDING, INC.

By:
Name:
Title:

ORIGINATOR, SERVICER AND FACILITY CUSTODIAN:	COLONIAL BANK, N.A.

By
Name:
Title:

CONDUIT PURCHASERS:	CAFCO, LLC

	By:	Citicorp North America, Inc., its Attorney-in-Fact

By:
Name:
Title:

CHARTA, LLC

	By:	Citicorp North America, Inc., its Attorney-in-Fact

By:
Name:
Title:

Signature Page to

Amendment No. 1 to

Warehouse Loan Purchase Agreement

CRC FUNDING, LLC

	By:	Citicorp North America, Inc., its Attorney-in-Fact

By:
Name:
Title:

COMMITTED PURCHASER:	CITIBANK, N.A.

By:
Title:

PROGRAM AGENT AND GROUP AGENT:	CITICORP NORTH AMERICA, INC., as Program Agent and Group Agent

By:
Vice President

Signature Page to

Amendment No. 1 to

Warehouse Loan Purchase Agreement